EXHIBIT ITEM 24 (b)(10)
                         OPINION AND CONSENT OF COUNSEL

                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
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                              NEW YORK 10022-3897
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                                                                February 9, 1998

Third Avenue Trust
767 Third Avenue
New York, New York 10017


          Re: Third Avenue Trust -- Registration Statement on Form N-1A (File Nos. 33-20891 and 811-8039)

Dear Sir:

            We have acted as counsel to Third Avenue Trust, a Delaware business trust (the "Trust"), in connection with the Trust's Registration Statement on Form N-1A filed with the Securities and Exchange Commission (the "Commission") on January 28, 1997 (the "Registration Statement") and relating to the issuance by the Trust of an indefinite number of shares of beneficial interest no par value per share (the "Shares") pursuant to Rule 24f-2 under the Investment Company Act of 1940, as amended (the "Act"). Three series of the Trust have been authorized, Third Avenue Value Fund, Third Avenue Small-Cap Value Fund and
Third Avenue High Yield Fund.

            In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Trust Instrument of the Trust (the "Trust Instrument") and the Bylaws of the Trust, (iii) the Trust's Certificate of Trust, (iv) copies of the resolutions adopted by the Board of Trustees of the Trust relating to the authorization, issuance and sale of the Shares, the filing of any Registration Statement and any amendments or supplements thereto and related matters, (v) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein. In such examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies, the genuineness of all signatures, and the legal capacity of all natural persons. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Trust and others.

Third Avenue Trust
February 9, 1998

Page 2

            Members of our firm are admitted to the Bar in the States of New York and Delaware, and we do not express any opinion as to the laws of any other jurisdiction other than the laws of the United States of America as referenced herein.

            Based on the foregoing and our examination of such questions of law as we have deemed necessary and appropriate for the purpose of this opinion, and assuming that (i) all of the Shares will be issued and sold for cash at the per-share public offering price on the date of their issuance in accordance with statements in the Trust's Prospectus included in the Registration Statement and in accordance with the Trust Instrument, (ii) all consideration for the Shares will be actually received by the Trust, and (iii) all applicable securities laws will be complied with, it is our opinion that, when issued and sold by the Trust, the Shares will be legally issued, fully paid and nonassessable.

            This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. Except as specifically set forth herein, this opinion is not to be used, circulated, quoted or otherwise referred to or relied on for any other purpose or by any other person without our express written permission.

            We hereby consent to the filing of this opinion with the Commission as Exhibit 10 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Counsel" in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission.


                                   Very truly yours,

                                   /s/ SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                   --------------------------------------------
                                   Skadden, Arps, Slate, Meagher & Flom LLP